Exhibit 10.1

EXECUTION VERSION

HARMONIC INC.

(a Delaware corporation)

$105,000,000

2.00% Convertible Senior Notes due 2024

PURCHASE AGREEMENT

Dated: September 10, 2019

HARMONIC INC.

(a Delaware corporation)

$105,000,000

2.00% Convertible Senior Notes due 2024

PURCHASE AGREEMENT

September 10, 2019

BARCLAYS CAPITAL INC.

As Representative of the several

Initial Purchasers named in Schedule A attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Harmonic Inc., a Delaware corporation (the “Company”), confirms its agreement with Barclays Capital Inc. (“Barclays”) and each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Barclays is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $105,000,000 aggregate principal amount of the Company’s 2.00% Convertible Senior Notes due 2024 (the “Initial Securities”) and (ii) the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option to purchase all or any part of an additional $10,500,000 aggregate principal amount of its 2.00% Convertible Senior Notes due 2024 (the “Option Securities” and, together with the Initial Securities, the “Securities”) as provided in Section 2(b) hereof. The Securities are to be issued pursuant to an indenture dated as of September 13, 2019 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Securities will be convertible into cash, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” and, such shares, the “Conversion Shares”), or a combination of cash and Common Stock, at the Company’s election, as set forth in the Offering Memorandum (as defined below).

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act (the “1933 Act Regulations”) by the Securities and Exchange Commission (the “Commission”)).

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated September 10, 2019 prior to the Applicable Time (as defined below) (the “Preliminary Offering Memorandum”) and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day or such later date specified by each Initial Purchaser, copies of a final offering memorandum dated September 10, 2019 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers, in the case of the Preliminary Offering Memorandum prior to the Applicable Time, in connection with their solicitation of purchases of, or offering of, the Securities. The Company will prepare a final term sheet reflecting the final terms of the Securities, in the form set forth in Schedule B hereto (the “Final Term Sheet”), and will deliver such Final Term Sheet to the Initial Purchasers prior to the Applicable Time in connection with their solicitation of purchases of, or offering of, the Securities. Each party agrees that, unless it obtains the prior written consent of such other party, it will not make any offer relating to the Securities by any written materials other than the Offering Memorandum and the Issuer Written Information. “Issuer Written Information” means (i) any writing intended for general distribution to investors as evidenced by its being specified in Schedule C hereto, including the Final Term Sheet, and (ii) any “road show” that is a “written communication” within the meaning of the 1933 Act. “General Disclosure Package” means the Preliminary Offering Memorandum and any Issuer Written Information specified on Schedule C hereto and issued at or prior to 7:00 p.m. New York City time, on September 10, 2019 or such other time as agreed by the Company and Barclays (such date and time, the “Applicable Time”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Initial Purchaser, as follows:

(i) General Disclosure Package; Rule 144A Eligibility. The Company hereby confirms that it has authorized the use of the General Disclosure Package, including the Preliminary Offering Memorandum and the Final Term Sheet, and the Final Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. The Securities satisfy the requirements set forth in Rule 144A(d)(3).

(ii) No Registration Required; No General Solicitation. Subject to compliance by the Initial Purchasers with the representations and warranties of the Initial Purchasers and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the

Trust Indenture Act of 1939, as amended (the “1939 Act”). None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers and persons acting on their behalf, as to whom the Company makes no representation) has engaged, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act Regulations.

(iii) Compliance with Rule 144. Each of the Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4).

(iv) Accurate Disclosure. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any Issuer Written Information, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Offering Memorandum, as of its date, at the Closing Time or at any Date of Delivery, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, when such documents incorporated by reference were filed with the Commission, when read together with the other information in the General Disclosure Package or the Final Offering Memorandum, as the case may be, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the General Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Barclays expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the fourth sentence of the first paragraph and the first sentence of the second paragraph under the heading “Plan of Distribution—Rule 144A,” and the information in the first five sentences under the heading “Plan of Distribution—Stabilization and Short Positions” in the Offering Memorandum (collectively, the “Initial Purchaser Information”).

(v) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, when they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(vi) Independent Accountants. Armanino LLP, who have certified certain financial statements of the Company, whose report appears in the General Disclosure Package and the Final Offering Memorandum or is incorporated by reference therein and who have delivered the initial letter referred to in Section 5(d) hereof, are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board. PricewaterhouseCoopers LLP, whose report appears in the General Disclosure Package and the Final Offering Memorandum or is incorporated by reference and who have delivered the initial letter referred to in Section 5(e) hereof, were independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board during the periods covered by the financial statements on which they reported contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum.

(vii) Financial Statements. The financial statements included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(xi) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Final Offering Memorandum, or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Final Offering Memorandum), and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, including the principles of good faith, commercial reasonableness and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiv) Authorization of the Securities and the Conversion Shares. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, including the principles of good faith, commercial reasonableness and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The maximum number of shares of Common Stock issuable upon conversion of the Notes (including the maximum number of additional shares of Common Stock by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture) or notice of a redemption and assuming (x) the Company satisfies the Share Reservation Condition (as such term is defined in the Indenture), (y) the Company elects, upon each conversion of the Securities, to deliver solely shares of Common Stock, other than cash in lieu of any fractional shares, in settlement of each such conversion and (z) the Initial Purchasers exercise their option to purchase the Option Securities in full (the “Maximum Number of Conversion Shares”)) will be, upon satisfaction of the Share Reservation Condition (as such term is defined in the Indenture), duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Indenture, will be validly issued and will be fully paid and non-assessable; and the issuance of such shares upon such conversion will not be subject to any preemptive or other similar rights of any securityholder of the Company.

(xv) Description of the Securities, the Common Stock and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Final Offering Memorandum. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and therein in the General Disclosure Package and the Final Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened in writing, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery and performance of the Indenture, except such as have been already obtained or such as may be required under the Blue Sky or similar laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser in the manner contemplated by this Agreement and in the Offering Memorandum and the rules and regulations of The Nasdaq Global Select Market.

(xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi) Title to Property. Neither the Company nor its subsidiaries own real property; and all of the leases and subleases under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Final Offering Memorandum, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii) Possession of Intellectual Property. To the Company’s knowledge, the Company and its subsidiaries own or possess adequate rights to use or can acquire on commercially reasonable terms all inventions, patents, trademarks, service marks, trade names, domain names, copyrights, licenses, technology, know-how, trade secrets and other intellectual property and proprietary or confidential information, systems or procedures (including all goodwill associated with, and all registrations and applications for registration of, the foregoing) (collectively, “Intellectual Property”) material to the conduct of its businesses as currently conducted. To the Company’s knowledge, the conduct of the business of the Company and its subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of others. Except as would not, individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect, there is no currently pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim (i) challenging the Company’s or any of its subsidiary’s rights in or to, any of the Intellectual Property owned by the Company or any subsidiary of the Company; (ii) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property of any third party; or (iii) challenging the validity, scope or enforceability of any Intellectual Property registered by the Company or any of its subsidiaries, other than office actions received in the ordinary course of prosecuting and maintaining such Intellectual Property, and in the case of each of (i), (ii) and (iii), the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim which would, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) all finally issued registered Intellectual Property that is owned by the Company or any of its subsidiaries is not invalid or unenforceable, and (y) all registered Intellectual Property owned by the Company or a subsidiary of the Company is owned free and clear of all third-party liens.

(xxiii) Cybersecurity. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company’s and its subsidiaries’ information technology assets, systems, networks and equipment (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of any bugs, errors, viruses or other corruptants, (ii) the Company and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures and safeguards designed to maintain and protect their confidential information and the integrity, operation and security of the IT Systems and personal, personally identifiable or confidential data stored therein or processed thereby, and (iii) there have been no actual or suspected breaches of, unauthorized accesses to, or other compromises of, the same.

(xxiv) Data Privacy. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with all applicable (i) laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, (ii) internal policies and (iii) contractual obligations, in each case, relating to the privacy or security of personal, personally identifiable, or confidential data, including those relating to the collection, use, transfer, storage, protection, disposal or disclosure thereof (collectively, “Privacy Requirements”). Except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any actual or potential liability under or relating to an actual or potential violation by the Company or any of its subsidiaries of any of the Privacy Requirements.

(xxv) Environmental Laws. Except as described in the General Disclosure Package and the Final Offering Memorandum or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively,

“Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) that the interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto. Except as described in the General Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and, in the past five years, has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii) Payment of Taxes. All U.S. federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with the U.S. federal income tax returns of the Company, through the fiscal year ended December 31, 2018, has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries; except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, except, in each case, insofar as the failure to file such returns or pay such taxes was described in the General Disclosure Package and the Final Offering Memorandum or would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that was described in the General Disclosure Package and the Final Offering Memorandum or would not result in a Material Adverse Effect.

(xxix) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxx) Investment Company Act. The Company is not required, and immediately after giving effect to the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Offering Memorandum will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, a violation of Regulation M under the 1934 Act.

(xxxii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person “associated with” (as defined in the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”)) or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, Bribery Act 2010 or any other applicable anti-corruption or anti-bribery statute or regulation. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(xxxiii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding is the subject of Sanctions, to extent that it would be in violations of the Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions to the extent that it would be in violations of the Sanctions.

(xxxv) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Final Offering Memorandum are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvi) No Rating of Securities. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(xxxvii) Solvency. Immediately after the consummation of the issuance of the Securities, the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company are not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would reasonably be expected to constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(xxxviii) Federal Reserve System. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(xxxix) Accurate Summary. The statements set forth in each of the General Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes and under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xl) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the General Disclosure Package or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule A, the aggregate principal amount of Initial Securities set forth in Schedule A, plus any additional principal amount of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments as Barclays in its discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase the Option Securities, at the price set forth in Schedule A. The option hereby granted may be exercised for 13 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the amount of Option Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Initial Securities, subject in each case to such adjustments as Barclays in its discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025, or at such other place as shall be agreed upon by the Representative and the Company, at 10:30 a.m. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from Barclays to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Initial Purchasers of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Barclays, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(a) Delivery of Offering Memorandum. The Company has delivered to each Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum (as amended or supplemented) thereto and documents incorporated by reference therein as such Initial Purchaser reasonably requested, and the Company hereby consents to the use of such copies. The Company will furnish to each Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

(b) Notice and Effect of Material Events. If at any time prior to the completion of resales of the Securities by the Initial Purchasers, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or for the Company, to amend or supplement the General Disclosure Package or the Final Offering Memorandum in order that the General Disclosure Package or the Final Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, the Company will promptly (A) give the Representative notice of such event and (B) prepare any amendment or supplement as may be necessary to correct such statement or omission and, a reasonable amount of time prior to any proposed use or distribution, furnish the Representative with copies of any such amendment or supplement; provided that the Company shall not use or distribute any such amendment or supplement to which the Representative or counsel for the Initial Purchasers shall object. The Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.

(c) Reporting Requirements. Until the completion of resales of the Securities by the Initial Purchasers, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Initial Purchasers shall reasonably object, except as required by applicable law.

(d) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Final Offering Memorandum under “Use of Proceeds.”

(f) DTCC. The Company will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of The Depository Trust & Clearing Corporation (“DTCC”).

(g) Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Conversion Shares on The Nasdaq Global Select Market.

(h) Restriction on Sale of Securities. For a period commencing on the date hereof and ending on the 90th day after the date of the Final Offering Memorandum, the Company agrees not to, directly or indirectly, (i) offer for sale, sell or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Initial Purchasers, and to cause each officer and director of the Company set forth on Schedule D hereto to furnish to the Representative, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or any Conversion Shares, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant, the vesting and settlement of any restricted stock unit or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and the Final Offering Memorandum, (C) any shares of Common Stock issued or options to purchase Common Stock or restricted stock units granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Final Offering Memorandum, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the General Disclosure Package and the Final Offering Memorandum, (E) any registration statement on Form S-8 covering securities referred to in clauses (C) and (D) above, (F) the entry into any agreement providing for the issuance by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (G) the entry into any agreement providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided, that in the case of clauses (F) and (G), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (F) and (G) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and provided further that each recipient of shares of Common Stock pursuant to clauses (F) or (G) shall, on or prior to such issuance, execute a lock-up agreement substantially in the form of Exhibit A hereto.

(i) Reservation of Conversion Shares. Upon satisfaction of the Share Reservation Condition (as such term is defined in the Indenture), the Company agrees to reserve and keep available at all times, free of preemptive rights, a number of shares of Conversion Shares equal to the Maximum Number of Conversion Shares to enable the Company to satisfy any obligations to issue Conversion Shares upon conversion of the Securities.

(j) Loan Agreement Termination. All amounts outstanding under the Amended and Restated Loan and Security Agreement, dated December 18, 2017 (as amended, the “Loan Agreement”), by and among Silicon Valley Bank, the Company and Harmonic International AG, shall have been repaid by the Company and the Loan Agreement shall have been terminated (with satisfactory evidence of the foregoing delivered to the Initial Purchasers).

(k) No General Solicitations. In connection with any offer or sale of the Securities, the Company will not engage, and will cause its affiliates and any person acting on its behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company make no covenant) not to engage in any form of general solicitation or general advertising (within the meaning of Regulation D) or any public offering within the meaning of Section 4(a)(2) of the Securities Act in connection with any offer or sale of the Securities.

(l) FinCEN Certification. The Company will deliver to each Initial Purchaser (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers or applicable exemption certificate (the “FinCEN Certification”), together with copies of identifying documentation, of the Company and the Company undertakes to provide such additional supporting documentation as each Initial Purchaser may reasonably request in connection with the verification of the FinCEN Certification.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) preparation, issuance and delivery of the Securities to the Initial Purchasers and the Common Stock issuable upon conversion thereof and any charges of DTCC in connection therewith, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iii) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; provided that any such filing fees or disbursements do not exceed $10,000, (iv) the preparation, printing and delivery to the Initial Purchasers of copies of each Preliminary Offering Memorandum, any Issuer Written Information, the Final Term Sheet and the Final Offering Memorandum and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Initial Purchasers to investors, (v) all fees and expenses of the Trustee and any expenses of any transfer agent or registrar for the Securities or the Conversion Shares, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, and expenses associated with the production of road show slides and graphics, (vii) the fees and expenses incurred in connection with the listing of the Conversion Shares on The Nasdaq Global Select Market and (viii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Initial Purchasers caused by a breach of the representation contained in the first sentence of Section 1(a)(iii).

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 10(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Wilson Sonsini Goodrich & Rosati Professional Corporation, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit B hereto.

(b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers in form and substance satisfactory to the Representative.

(c) Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Armanino LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(e) Historical Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(f) Accountant’s Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Armanino LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Historical Accountant’s Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At the Closing Time, the Conversion Shares shall have been approved for listing on The Nasdaq Global Select Market, subject only to official notice of issuance.

(i) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(j) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities and such Option Securities will be delivered at a Date of Delivery other than the Closing Time, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received such documents, not inconsistent with those to be delivered at the Closing Time, as the Representative may require, including:

(i) Officer’s Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct in all material respects as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

(iii) Opinion of Counsel for Initial Purchasers. The favorable opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Accountant’s Bring-down Comfort Letter. A letter from Armanino LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(d) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v) Historical Accountant’s Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(k) Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Subsequent Offers and Resales of the Securities.

(a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and Sales. Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum. Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Company has not entered into any contractual arrangement, other than this Agreement, with respect to the distribution of the Securities or the Common Stock issuable upon conversion of the Securities and the Company will not enter into any such arrangement except as contemplated thereby.

(ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act Regulations) will be used in the United States in connection with the offering or sale of the Securities.

(iii) Legends. Each of the Securities will bear, to the extent applicable, the legend contained in “Notice to Investors” in the General Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(iv) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount.

(b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act Regulations, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(a)(2) thereof or by Rule 144A thereunder or otherwise.

(ii) Rule 144A Information. The Company agrees that so long as any of the Securities or the Conversion Shares constitute “restricted securities” within the meaning of Rule 144A(a)(3), in order to render the offered Securities eligible for resale pursuant to Rule 144A, it will, upon request, make available to the Initial Purchasers and to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii) Restriction on Repurchases. Until one year following the last original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3)), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c) Representations, Warranties and Agreements of the Initial Purchasers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act Regulations. Each Initial Purchaser understands that the offered Securities have not been and will not be registered under the 1933 Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees that it has not offered or sold, and will not offer or sell, any offered Securities constituting part of its allotment except in accordance with Rule 144A or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither it nor any person acting on its behalf has made or will make offers or sales of the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D). Each Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates (as such term is defined in Rule 501(b) under the 1933 Act Regulations (each, an “Affiliate”)) to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) (x) in accordance with Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

SECTION 7. Indemnification.

(a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Memorandum, the Final Offering Memorandum, the information contained in the Final Term Sheet, any Issuer Written Information or any other information used by or on behalf of the Company in connection with the offer or sale of the Securities (or any amendment or supplement to the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company except as otherwise provided herein;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Barclays), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Offering Memorandum, the Final Offering Memorandum or the information contained in the Final Term Sheet (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Initial Purchaser Information. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act,

against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Offering Memorandum, the Final Offering Memorandum or the information contained in the Final Term Sheet (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Initial Purchaser Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Barclays, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Initial Purchasers, on the other hand, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Final Offering Memorandum.

The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers’ obligations to contribute as provided in this Section 8 are several in proportion to their respective purchase obligations and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq Global Select Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in The Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(ii) if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Initial Purchasers to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Initial Purchasers to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or the Final Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Barclays at Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133) with a copy to Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025, Attention: Emily Roberts; notices to the Company shall be directed to it at 4300 North First Street, San Jose, California 95134, attention of General Counsel (fax (408) 490-6524) (harmoniclegal@harmonicinc.com).

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Agreement:

(a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(b) “Covered Entity” means any of the following:

(x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(z) a “covered FSI” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 382.2(b).

(c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

HARMONIC INC.

By	/s/ Sanjay Kalra
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

BARCLAYS CAPITAL INC.

By	/s/ Syed Rajib Imteaz, Managing Director
Authorized Signatory

For itself and as Representative of the other Initial Purchasers named in Schedule A hereto.

SCHEDULE A

The initial offering price of the Securities shall be 100.00% of the principal amount thereof, plus accrued interest, if any, from September 13, 2019.

The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.00% of the principal amount thereof plus accrued interest, if any, from September 13, 2019.

The interest rate on the Securities shall be 2.00% per annum.

Name of Initial Purchaser	Principal Amount of Securities
Barclays Capital Inc.	$87,390,000
Dougherty & Company LLC	3,522,000
Needham & Company, LLC	3,522,000
Northland Securities, Inc.	3,522,000
Raymond James & Associates, Inc.	3,522,000
Stifel, Nicolaus & Company, Incorporated	3,522,000

Total	$105,000,000

Sch A-1

SCHEDULE B

Final Term Sheet

PRICING TERM SHEET	STRICTLY CONFIDENTIAL
DATED September 10, 2019

HARMONIC INC.

$105,000,000 PRINCIPAL AMOUNT OF

2.00% CONVERTIBLE SENIOR NOTES DUE 2024

The information in this pricing term sheet supplements Harmonic Inc.’s preliminary offering memorandum, dated September 10, 2019 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information contained or incorporated by reference in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all other documents incorporated by reference therein. References to “we,” “our” and “us” refer to Harmonic Inc. and not to its consolidated subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Harmonic Inc.

Ticker/Exchange for Our Common Stock:	“HLIT”/The Nasdaq Global Select Market.

Securities:	2.00% Convertible Senior Notes due 2024 (the “notes”).

Principal Amount:	$105,000,000.

Option to Purchase Additional Notes:	$10,500,000.

Denominations:	$1,000 and multiples of $1,000 in excess thereof.

Maturity:	September 1, 2024, unless earlier repurchased, redeemed or converted.

Ranking:	Senior unsecured.

Redemption at Our Option:

We may not redeem the notes prior to September 6, 2022. We may redeem for cash all or any portion of the notes, at our option, on or after September 6, 2022 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide a redemption notice at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

See “Description of Notes—Optional Redemption On or After September 6, 2022” in the Preliminary Offering Memorandum.

Fundamental Change:	If we undergo a “fundamental change” (as defined in the Preliminary Offering Memorandum under the caption “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) prior to the maturity date of the notes, subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require us to Repurchase Notes” in the Preliminary Offering Memorandum.

Interest and Interest Payment Dates:	2.00% per year. Interest will accrue from September 13, 2019 and will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2020. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described in the Preliminary Offering Memorandum under the caption “Description of Notes—Events of Default” and under the circumstances described in the Preliminary Offering Memorandum under the caption “Description of Notes—No Registration Rights; Additional Interest.”

Regular Record Dates:	February 15 and August 15 of each year, immediately preceding the relevant March 1 or September 1 interest payment date, as the case may be.

Issue Price:	100% of principal, plus accrued interest, if any, from September 13, 2019 if settlement occurs after that date.

Last Reported Sale Price of Our Common Stock on The Nasdaq Global Select Market on September 10, 2019:	$6.66 per share.

Initial Conversion Rate:	115.5001 shares of our common stock per $1,000 principal amount of notes, subject to adjustment.

Initial Conversion Price:	Approximately $8.66 per share of our common stock, subject to adjustment.

Conversion Premium:	Approximately 30% above the last reported sale price of our common stock on The Nasdaq Global Select Market on September 10, 2019.

Settlement Method:

Initially, the notes will be convertible into solely cash. However, following satisfaction of the share reservation condition (as defined in the Preliminary Offering Memorandum), we will settle conversions of notes through payment or delivery, as the case may be, of cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in the Preliminary Offering Memorandum. See “Description of Notes—Conversion Rights—Settlement Upon Conversion” in the Preliminary Offering Memorandum.

If the repurchases of our existing convertible notes described in “Use of Proceeds” below settle on or around the issuance date of the notes, we expect to satisfy the share reservation condition on or shortly following the issuance date of the notes.

Sole Book-Running Manager:	Barclays Capital Inc.

Co-Managers:	Dougherty & Company LLC Needham & Company, LLC Northland Securities, Inc. Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated

Pricing Date:	September 10, 2019.

Trade Date:	September 11, 2019.

Expected Settlement Date:	September 13, 2019.

CUSIP Number (144A):	413160 AC6

ISIN (144A):	US413160AC64

Listing:	None.

No PRIIPs KID:	The Notes may not be offered, sold or otherwise made available to any retail investor in the EEA. Consequently, no PRIIPs key information document (“KID”) has been prepared.

Use of Proceeds:

We estimate that the net proceeds from this offering will be approximately $101.0 million (or $111.2 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering, together with cash on hand, to repurchase approximately $82.5 million principal amount of our 4.00% Convertible Senior Notes due 2020 (the “2020 notes”) in privately negotiated transactions concurrently with this offering. If the initial purchasers exercise their option to purchase additional notes, we intend to use the net proceeds from the sale of such additional notes for the repurchase or other retirement of 2020 notes and/or other general corporate purposes.

See “Use of Proceeds” and “Risk Factors—Risks related to the notes—Any repurchases of the 2020 Notes prior to maturity may affect the value of the notes and our common stock” in the Preliminary Offering Memorandum.

Description of Notes—Conversion Rights—Increase in Conversion Rate Upon

Conversion Upon a Make-Whole Fundamental Change or a Redemption Notice

Holders who convert their notes in connection with a make-whole fundamental change or a redemption, as the case may be, occurring prior to the maturity date are entitled to an increase in the conversion rate for the notes so surrendered for conversion.

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below.

Effective Date	$6.66	$7.00	$8.00	$8.66	$10.00	$11.26	$15.00	$20.00	$30.00	$40.00	$50.00
September 13, 2019	34.6500	34.6500	28.2867	24.0452	17.7290	13.6489	6.9575	3.2795	0.8829	0.2041	0.0000
September 1, 2020	34.6500	34.6500	27.5440	23.1324	16.6512	12.5454	6.0416	2.6800	0.6483	0.1184	0.0000
September 1, 2021	34.6500	34.6500	26.0251	21.4484	14.8608	10.8133	4.7487	1.9162	0.3957	0.0434	0.0000
September 1, 2022	34.6500	33.7297	23.5769	18.8086	12.1747	8.3105	3.0779	1.0619	0.1759	0.0030	0.0000
September 1, 2023	34.6500	30.7048	19.4315	14.3808	7.8587	4.5203	1.0435	0.2734	0.0376	0.0000	0.0000
September 1, 2024	34.6500	27.3570	9.4999	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate for the notes will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•

If the stock price is greater than $50.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Memorandum), no additional shares will be added to the conversion rate for the notes.

•

If the stock price is less than $6.66 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate for the notes.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 150.1501 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering; accordingly, it is qualified in its entirety by reference to the Preliminary Offering Memorandum, except for information in the Preliminary Offering Memorandum superseded by information included herein. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes and any shares of common stock issuable upon conversion of the notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The notes and any shares of common stock issuable upon conversion of the notes are not transferable except in accordance with the restrictions described under the captions “Notice to Investors” and “Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the notes may be obtained by contacting your Barclays Capital Inc. representative.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SCHEDULE C

Issuer Written Information

Final Term Sheet in the form set forth on Schedule B

Road show presentation relating to the Securities dated September 10, 2019

Sch C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Patrick Gallagher

Patrick Harshman

Deborah L. Clifford

David Krall

Mitzi Reaugh

Susan G. Swenson

Nikos Theodosopoulos

Sanjay Kalra

Nimrod Ben-Natan

Neven Haltmayer

Eric Louvet

Exhibit A

FORM OF LOCK-UP TO BE DELIVERED PURSUANT TO SECTION 5(i)

September         , 2019

Barclays Capital Inc.

as Representative of the several

Initial Purchasers to be named in Schedule A to the Purchase Agreement

745 Seventh Avenue

New York, New York 10019

Re: Proposed Private Placement by Harmonic Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Harmonic Inc., a Delaware corporation (the “Company”), understands that Barclays Capital Inc. (“Barclays”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”), as representative of the several Initial Purchasers to be named in Schedule A to such agreement (collectively, the “Initial Purchasers”), with the Company providing for the placement of $105,000,000 aggregate principal amount of the Company’s Convertible Senior Notes due 2024 (the “Securities”). In recognition of the benefit that such a placement will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Initial Purchaser that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Purchase Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of Barclays, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may:

(a)	transfer the undersigned’s Lock-Up Securities without the prior written consent of Barclays:

(i)	as a bona fide gift or gifts;

(ii)

to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that any such transfer shall not involve a disposition for value (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	by will or intestate succession upon the death of the undersigned;

(iv)	as a distribution to limited partners or stockholders of the undersigned or affiliates of the undersigned;

(v)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(vi)

in connection with the exercise of options, warrants or rights to acquire shares of Common Stock or any security convertible or exercisable into shares of Common Stock issued pursuant to the Company’s employee benefit plans in effect on the date hereof or agreements made available to Barclays in accordance with their terms that expire during the Lock-up Period, provided that any such shares issued upon exercise of such option or warrant or other right to acquire shares of Common Stock shall continue to be subject to the provisions of this agreement;

(vii)

to the Company in connection with the receipt of shares of Common Stock in connection with the vesting or settlement of restricted stock units that vest during the Lock-up Period or the “net” or “cashless” exercise of options that expire during the Lock-up Period to purchase shares of Common Stock for purposes of exercising such options, including the payment of taxes due as a result of the vesting, settlement or exercise of such securities, provided that any such shares of Common Stock received upon such vesting, settlement or exercise shall continue to be subject to the provisions of this agreement, and, in addition, to the extent the Company or the undersigned elects to settle income tax withholding and remittance obligations of the undersigned in connection with the vesting of such restricted stock units held by the undersigned by withholding shares of Common Stock pursuant to this subclause, then the undersigned may transfer up to a number of shares of Common Stock underlying the vested and settled restricted stock units held by the undersigned equal to the maximum tax rate applicable to such undersigned;

(viii)

if the undersigned is not eligible to settle income tax withholding and remittance obligations of the undersigned in connection with the vesting of restricted stock units held by the undersigned that vest during the Lock-up Period by withholding shares of Common Stock pursuant to subclause (vii) above, then the undersigned may transfer to the Company up to a number of shares of the Common Stock underlying the vested and settled restricted stock units held by the undersigned equal to the maximum tax rate applicable to such undersigned;

(ix)	to the Company, in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan in effect on the date hereof in accordance with the terms of such plan;

(x)

pursuant to a written plan meeting the requirements of Rule 10b5-1 (a “10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in existence as of the date hereof, provided that any public announcement or filing under Section 16(a) of the Exchange Act regarding such sale or transfer state that such transfers are made pursuant to a 10b5-1 Plan;

(xi)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Lock-Up Securities shall continue to be subject to the provisions of this agreement; for purposes of this clause (xi), “change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company; or

(xii)	by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement;

provided, however, that in the case of subclauses (i), (ii), (iii), (iv) and (v) above, it shall be a condition to the transfer or distribution that each donee, trustee, distributee, or transferee shall execute an agreement stating that such donee, trustee, distributee, or transferee is receiving and holding such capital stock subject to the provisions of this agreement and there shall be no further transfer of such capital stock except in accordance with this agreement; and

provided further, that in the case of subclauses (i), (ii), (iii), (iv), (v) and (vi) above, it shall be a condition to such transfer that no filing under Section 16(a) of the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-Up Period; provided further, however, that solely with respect to subclause (iii), this provision shall not apply with respect to mandatory Form 5 filings under Section 16(a) of the Exchange Act; and provided further, that in the case of subclauses (vii) and (viii), any filing under Section 16 of the Exchange Act required in connection therewith indicates that such transfer is to satisfy income tax withholding obligations in connection with the vesting or settlement of restricted stock units or the “net” or “cashless” exercise of options to purchase shares of Common Stock, as applicable.

(b)

enter into, amend or modify a 10b5-1 Plan after the date of this agreement relating to the sale of the undersigned’s Lock-Up Securities, provided that the securities subject to such 10b5-1 Plan may not be sold until after the expiration of the Lock-Up Period, and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or voluntarily made during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this agreement shall automatically terminate upon the termination of the Purchase Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Securities.

The undersigned hereby consents to receipt of this agreement in electronic form and understands and agrees that this agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Very truly yours,

Signature:

Print Name:

EXHIBIT B

Form of WSGR Opinion

1.

The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own or lease its properties and carry on its business, as described in the Final Offering Memorandum. The Company is qualified to do business as a foreign corporation and is in good standing in the State of California.

2.

The execution and delivery of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Purchase Agreement has been duly authorized, executed and delivered by the Company.

3.	The Company has the corporate power to execute and deliver the Operative Documents and to perform its obligations under the terms of the Operative Documents.

4.

The Securities being issued on the date hereof are in the form contemplated in the Indenture and have been duly authorized by all necessary corporate action of the Company and have been duly executed by the Company, and when authenticated by the Trustee in accordance with the terms of the Indenture (which authentication we have not determined by inspection of the Securities) and issued and delivered to the Initial Purchasers against payment of the purchase price therefor specified in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

The Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Indenture has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms.

6.

The shares of Common Stock initially issuable upon conversion of the Securities (assuming the full physical settlement of the Securities upon conversion and including the maximum number of shares of Common Stock issuable with respect to any Make-Whole Fundamental Change (as defined in the Indenture) or redemption) (the “Shares”) have been duly authorized by the Company and the Shares, if any, when issued upon due conversion of the Securities in accordance with the terms of the Securities and the Indenture would, if issued today, be validly issued, fully paid and nonassessable and free of preemptive rights arising under the Certificate of Incorporation, the Bylaws, any Reviewed Agreement or the DGCL.

7.

The statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes” insofar as such statements purport to constitute a summary of the terms of the Indenture and the Securities, fairly summarize such terms in all material respects.

8.

The statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to summarize the United States federal tax laws referred to therein or legal conclusions with respect thereto, are fair summaries in all material respects.

9.

The statements set forth in the General Disclosure Package and Final Offering Memorandum under the caption “Description of Capital Stock,” insofar as such statements constitute summaries of legal matters or documents, fairly summarize the matters and documents referred to therein in all material respects.

10.

The Company is not, and immediately after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the General Disclosure Package, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.

11.

None of the issuance and sale of the Securities being delivered on the date hereof, the execution, delivery and performance by the Company of its obligations under the Operative Documents or the consummation of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or the Bylaws, (ii) conflict with, result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under, any Reviewed Agreement, (iii) result in a violation of any U.S. federal, California or New York state law, rule or regulation or the DGCL, or (iv) result in a violation of any Reviewed Judgment.

12.

No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, California, New York or Delaware (solely with respect to the DGCL) governmental agency or body or court is required for the execution and delivery of the Operative Documents, the offer and sale by the Company of the Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement or the Indenture, except (i) such as have been obtained under the Securities Act and (ii) such as may be required under state securities or Blue Sky laws.

13.

Assuming the accuracy of the Initial Purchasers’ representations contained in the Purchase Agreement and the accuracy of the Company’s representations contained in the Purchase Agreement, no registration of the Securities or the Shares is required under the Securities Act for the sale of the Securities by the Company to the Initial Purchasers pursuant to the Purchase Agreement and the Indenture or for the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement, the General Disclosure Package and the Final Offering Memorandum, and it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended (it being understood that, in each case, no opinion is expressed as to any subsequent resale of the Securities or the consequences thereof).